Exhibit 99.1

NEWS RELEASE
Investor Contact:
Jessica Vanden Heuvel, Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Full Year 2017 Earnings of $1.42 per common share, or $1.52 per common share excluding expenses related to the Tax Act1

Net deposits and customer funding up 12% year over year
GREEN BAY, Wis. -- January 25, 2018 -- Associated Banc-Corp (NYSE: ASB) today reported net income available to common equity ("earnings") of $220 million, or $1.42 per common share for the year ended December 31, 2017. Earnings per common share ("EPS") for the year ended December 31, 2017 included $15 million of expenses related to the recently enacted Tax Cuts and Jobs Act of 2017 (the "Tax Act"). These amounts compare to net income available to common equity of $191 million, or $1.26 per common share for the year ended December 31, 2016. The Company reported earnings of $0.31 per common share for the quarter ended December 31, 2017 ($0.41 per common share excluding expenses related to the Tax Act), compared to $0.34 per common share for the quarter ended December 31, 2016.
“During 2017, Associated continued to grow its customer deposit market share across its footprint. The pending acquisition of Bank Mutual will further enhance our Wisconsin and Minnesota network and we look forward to welcoming Bank Mutual's customers to Associated on February 1," said President and CEO Philip B. Flynn. “Our 2017 financial results reflect strong underlying credit quality, growing fee-based revenue, and the ongoing benefits of our technology and efficiency initiatives. For 2018, we expect to fund over $1 billion in new loans, to improve our net interest margin modestly, and to further reduce our efficiency ratio, driving increasing returns on capital for our shareholders."
1The following table reconciles non-GAAP financial measures which exclude expenses related to the Tax Act, to GAAP financial measures.

($ in millions, except per share data)	4Q 2017	4Q 2017 per share data	FY 2017	FY 2017 per share data
GAAP earnings and EPS	$48	$0.31	$220	$1.42
Required partial write-off of deferred tax asset	12	0.08	12	0.08
Required acceleration of low income housing tax credit amortization	1	<0.01	1	<0.01
Previously disclosed compensation actions	1	<0.01	1	<0.01
Other accelerated write-offs	1	<0.01	1	<0.01
Total expenses related to the Tax Act	$15	$0.10	$15	$0.10
Earnings and EPS, excluding expenses related to the Tax Act	$63	$0.41	$235	$1.52
For notes on non-GAAP measures see page 7.

2017 HIGHLIGHTS (all comparisons to the year ago)

•	Average loans of $20.6 billion were up 5%, or $942 million

•	Average deposits of $21.9 billion were up 4%, or $918 million

•	Income before income taxes was up 18%, or $51 million

•	Total dividends paid per common share were $0.50, up 11%

2017 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS

Loans
Full year 2017 average loans of $20.6 billion were up 5%, or $942 million from 2016.
With respect to full year 2017 average balances by loan category as compared to 2016:

•	Consumer lending increased $854 million, or 11% to $8.4 billion driven by the Company's on balance sheet mortgage retention strategy.

•	Commercial real estate lending increased $228 million, or 5% to $5.0 billion.

•	Commercial and business lending decreased $141 million, or 2% to $7.3 billion.

At year end 2017, loans of $20.8 billion were up $730 million, or 4% from 2016. The loan to deposit ratio was 91% at year end.

Fourth quarter 2017 average loans of $20.9 billion were up $887 million, or 4% from the year ago quarter and were down modestly from the third quarter.
With respect to fourth quarter 2017 average balances by loan category:

•	Consumer lending increased $1.2 billion from the year ago quarter driven by the Company's on balance sheet mortgage retention strategy and grew $204 million from the third quarter to $8.8 billion.

•
Commercial real estate lending decreased $41 million from the year ago quarter and decreased $100 million from the third quarter to $4.9 billion, consistent with the Company's plan to moderate commercial real estate growth in anticipation of the pending Bank Mutual transaction.

•	Commercial and business lending decreased $228 million from the year ago quarter and decreased $140 million from the third quarter to $7.2 billion on lower general commercial outstandings.

Deposits
Full year 2017 average deposits of $21.9 billion were up 4%, or $918 million from 2016.
With respect to full year 2017 average balances by deposit category as compared to 2016:

•	Interest-bearing demand deposits increased $544 million, or 14% to $4.3 billion.

•	Savings and time deposits increased $526 million, or 18% to $3.5 billion.

•	Money market deposits decreased $42 million to $9.1 billion.

•	Noninterest-bearing demand deposits decreased $110 million to $5.0 billion.

At year end 2017, deposits of $22.8 billion were up $898 million, or 4% from 2016. During the year, the Company reduced its reliance on network deposits by $1.4 billion, or 35% while increasing net deposits and customer funding by $2.2 billion, or 12%.

Fourth quarter 2017 average deposits of $22.2 billion were up $507 million, or 2% from the year ago quarter and were down $192 million, or 1% from the third quarter.
With respect to fourth quarter 2017 average balances by deposit category:

•	Savings and time deposits increased $898 million from the year ago quarter and increased $176 million from the third quarter to $3.9 billion.

•	Interest-bearing demand deposits increased $323 million from the year ago quarter and increased $115 million from the third quarter to $4.5 billion.

•	Noninterest-bearing demand deposits decreased $160 million from the year ago quarter, but increased $142 million from the third quarter to $5.1 billion.

•	Money market deposits decreased $553 million from the year ago quarter and decreased $624 million from the third quarter to $8.7 billion.

Net Interest Income and Net Interest Margin
Full year 2017 net interest income of $741 million was up 5%, or $34 million from 2016. Net interest margin of 2.82% was up 2 basis points from the prior year.

•	The average yield on total commercial loans increased 44 basis points to 3.76% from the prior year.

•	The average cost of interest-bearing deposits increased 24 basis points to 0.56% from the prior year.

•	The net free funds benefit, the benefit of holding noninterest-bearing demand deposits, increased 5 basis points from the prior year.

Fourth quarter 2017 net interest income of $187 million was up 4%, or $7 million from the year ago quarter, with net interest margin decreasing 1 basis point to 2.79%. Fourth quarter net interest income decreased 2%, or $3 million from the third quarter, with net interest margin decreasing 5 basis points to 2.79%.

•	The average yield on total commercial loans increased 53 basis points to 3.89% from the year ago quarter, but decreased 4 basis points from the prior quarter.

•	The average cost of interest-bearing deposits increased 32 basis points to 0.65% from the year ago quarter and increased 2 basis points from the prior quarter.

•	The net free funds benefit, the benefit of holding noninterest-bearing demand deposits, increased 8 basis points from the year ago quarter and increased 1 basis point from the prior quarter.

Noninterest Income
Full year 2017 total noninterest income of $333 million was down $20 million reflecting expected lower mortgage banking activity.

•	Mortgage banking decreased $19 million from the prior year primarily driven by the Company's on balance sheet mortgage retention strategy.

•	Brokerage and asset management fees benefited from the strong equity market and were up $7 million.

Fourth quarter 2017 total noninterest income of $85 million decreased $8 million from the year ago quarter and decreased $1 million from the prior quarter.
With respect to fourth quarter 2017 noninterest income line items:

•
Brokerage and asset management fees were up $4 million from the year ago quarter and up $3 million from the prior quarter based on the strong equity market and the acquisition of Whitnell & Co., which increased both assets under management and related run-rate revenues.

•
Capital market fees increased $2 million from the prior quarter primarily driven by increased loan syndication activity and higher customer hedging transactions, but decreased $1 million from the year ago quarter.

•
Mortgage banking decreased $3 million from the prior quarter primarily driven by seasonal factors and decreased $8 million from the year ago quarter primarily driven by overall mortgage market contraction.

Noninterest Expense
Full year 2017 noninterest expense of $709 million was up 1%, or $7 million from the prior year.

•	Technology expense increased $6 million from the prior year as the Company continues to invest in solutions that drive operational efficiency.

•	All other noninterest expense line items, collectively, increased $1 million from the prior year.
Fourth quarter 2017 total noninterest expense of $182 million increased 2%, or $3 million from the year ago quarter and increased $4 million from the third quarter.
With respect to fourth quarter 2017 noninterest expense line items:

•	Technology expense increased $3 million from the prior and year ago quarters as the Company continues to invest in solutions that drive operational efficiency.

•	Occupancy expense increased $1 million from the prior quarter primarily driven by higher maintenance and snow plowing costs.

•
As previously announced, in connection with the enactment of the Tax Act, the Company recorded $1 million in the fourth quarter of 2017 for one-time bonus payments to hourly, non-commissioned employees.

Taxes
Full year 2017 income tax expense of $110 million was up $22 million from 2016 due to a partial write-down of the Company's deferred tax assets driven by a decrease in the corporate tax rate, an acceleration of low income housing tax credit amortization, and certain other charges related to the Tax Act. The Company's effective tax rate was 32% in 2017 compared to 30% in 2016.

Fourth quarter 2017 income tax expense was $40 million, including the above referenced items.

For 2018, the Company expects its effective tax rate to be in the range of 20%-22%.

Credit
Full year 2017 provision for credit losses of $26 million was down $44 million from the prior year.
The fourth quarter 2017 provision for credit losses of $0 was down $15 million from the year ago quarter and down $5 million from the prior quarter.

•	Potential problem loans of $177 million were down $174 million from the year ago quarter and down $82 million from the prior quarter.

•
Nonaccrual loans of $209 million were down $67 million from the year ago quarter and down $2 million from the prior quarter. The nonaccrual loans to total loans ratio was 1.00% in the fourth quarter, compared to 1.37% in the year ago quarter, and 1.01% in the prior quarter.

•	Fourth quarter net charge offs of $11 million were up $1 million from the year ago quarter and relatively unchanged from the prior quarter.

•
The allowance for loan losses of $266 million was down $12 million from the year ago quarter and was down $11 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.28% in the fourth quarter, compared to 1.39% in the year ago quarter, and 1.32% in the prior quarter.

•
The allowance related to the oil and gas portfolio was $27 million at December 31, 2017 and represented 4.5% of total oil and gas loans compared to 5.7% in the year ago quarter, and 5.2% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.1% at December 31, 2017. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2017 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 25, 2018. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2017 earnings call. The fourth quarter 2017 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $30 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio, and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables.
On December 22, 2017, the Tax Act was signed into law. The fourth quarter of 2017 and full year 2017 results reflect the estimated impact of the enactment of the Tax Act, which resulted in a $15 million decrease in net income. Net income and earnings per share excluding these related expenses are non-GAAP financial measures. Management believes these measures are meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. All items are tax effected.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Dec 31, 2017	Sep 30, 2017	Seql Qtr $ Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr $ Change
Assets
Cash and due from banks	$483,666	$354,331	$129,335	$396,677	$332,601	$446,558	$37,108
Interest-bearing deposits in other financial institutions	199,702	109,596	90,106	126,232	337,167	149,175	50,527
Federal funds sold and securities purchased under agreements to resell	32,650	27,700	4,950	43,000	19,700	46,500	(13,850)
Investment securities held to maturity, at amortized cost	2,282,853	2,233,579	49,274	2,255,395	1,554,843	1,273,536	1,009,317
Investment securities available for sale, at fair value	4,043,446	3,801,699	241,747	3,687,470	4,300,490	4,680,226	(636,780)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	165,331	172,446	(7,115)	181,180	139,273	140,001	25,330
Residential loans held for sale (1)	85,544	113,064	(27,520)	41,620	34,051	108,010	(22,466)
Commercial loans held for sale	—	9,718	(9,718)	4,772	2,901	12,474	(12,474)
Loans	20,784,991	20,931,460	(146,469)	20,783,069	20,147,683	20,054,716	730,275
Allowance for loan losses	(265,880)	(276,551)	10,671	(281,101)	(282,672)	(278,335)	12,455
Loans, net	20,519,111	20,654,909	(135,798)	20,501,968	19,865,011	19,776,381	742,730
Bank and corporate owned life insurance	591,057	589,093	1,964	588,440	587,600	585,290	5,767
Tax credit investments	147,099	120,927	26,172	95,710	92,675	67,860	79,239
Trading assets	69,675	48,429	21,246	48,576	49,306	52,398	17,277
Premises and equipment	330,963	330,065	898	328,404	332,884	330,315	648
Goodwill	976,239	972,006	4,233	972,006	972,006	971,951	4,288
Mortgage servicing rights, net	58,384	58,377	7	59,395	60,702	61,476	(3,092)
Other intangible assets, net	15,580	14,080	1,500	14,530	15,026	15,377	203
Other assets	482,294	454,528	27,766	423,650	413,621	421,787	60,507
Total assets	$30,483,594	$30,064,547	$419,047	$29,769,025	$29,109,857	$29,139,315	$1,344,279
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,478,416	$5,177,734	$300,682	$5,038,162	$5,338,212	$5,392,208	$86,208
Interest-bearing deposits	17,307,546	17,155,717	151,829	16,580,018	16,489,823	16,496,240	811,306
Total deposits	22,785,962	22,333,451	452,511	21,618,180	21,828,035	21,888,448	897,514
Federal funds purchased and securities sold under agreements to repurchase	324,815	476,550	(151,735)	607,669	650,188	508,347	(183,532)
Other short-term funding	351,467	588,067	(236,600)	794,813	430,679	583,688	(232,221)
Long-term funding	3,397,450	3,147,285	250,165	3,262,120	2,761,955	2,761,795	635,655
Trading liabilities	67,660	46,812	20,848	47,143	47,561	51,103	16,557
Accrued expenses and other liabilities	318,797	268,781	50,016	247,598	246,645	254,622	64,175
Total liabilities	27,246,151	26,860,946	385,205	26,577,523	25,965,063	26,048,003	1,198,148
Stockholders’ equity
Preferred equity	159,929	159,929	—	159,929	159,929	159,929	—
Common equity
Common stock	1,618	1,615	3	1,630	1,630	1,630	(12)
Surplus	1,454,188	1,442,328	11,860	1,474,301	1,469,744	1,459,498	(5,310)
Retained earnings	1,819,230	1,792,184	27,046	1,747,632	1,709,514	1,695,764	123,466
Accumulated other comprehensive income (loss)	(62,758)	(54,288)	(8,470)	(53,470)	(56,344)	(54,679)	(8,079)
Treasury stock, at cost	(134,764)	(138,167)	3,403	(138,520)	(139,679)	(170,830)	36,066
Total common equity	3,077,514	3,043,672	33,842	3,031,573	2,984,865	2,931,383	146,131
Total stockholders’ equity	3,237,443	3,203,601	33,842	3,191,502	3,144,794	3,091,312	146,131
Total liabilities and stockholders’ equity	$30,483,594	$30,064,547	$419,047	$29,769,025	$29,109,857	$29,139,315	$1,344,279

(1)	Effective January 1, 2017, residential loans originated for sale are accounted for under the fair value option. Prior periods have not been restated.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	4Q17	4Q16	$ Change	% Change	Dec 2017	Dec 2016	$ Change	% Change
Interest income
Interest and fees on loans	$194,133	$169,473	$24,660	15%	$749,000	$659,538	$89,462	14%
Interest and dividends on investment securities
Taxable	25,614	22,418	3,196	14%	96,909	95,152	1,757	2%
Tax-exempt	8,437	8,184	253	3%	32,977	32,049	928	3%
Other interest	2,138	1,380	758	55%	7,719	4,829	2,890	60%
Total interest income	230,322	201,455	28,867	14%	886,605	791,568	95,037	12%
Interest expense
Interest on deposits	28,143	13,773	14,370	104%	94,025	50,335	43,690	87%
Interest on Federal funds purchased and securities sold under agreements to repurchase	420	314	106	34%	2,527	1,314	1,213	92%
Interest on other short-term funding	1,731	458	1,273	N/M	5,677	2,114	3,563	169%
Interest on long-term funding	13,023	6,875	6,148	89%	43,156	30,532	12,624	41%
Total interest expense	43,317	21,420	21,897	102%	145,385	84,295	61,090	72%
Net interest income	187,005	180,035	6,970	4%	741,220	707,273	33,947	5%
Provision for credit losses	—	15,000	(15,000)	(100)%	26,000	70,000	(44,000)	(63)%
Net interest income after provision for credit losses	187,005	165,035	21,970	13%	715,220	637,273	77,947	12%
Noninterest income
Insurance commissions and fees	19,186	17,977	1,209	7%	81,474	80,795	679	1%
Service charges and deposit account fees	15,773	16,447	(674)	(4)%	64,427	66,609	(2,182)	(3)%
Card-based and loan fees	13,840	12,592	1,248	10%	52,688	50,077	2,611	5%
Trust and asset management fees	13,125	12,211	914	7%	50,191	46,867	3,324	7%
Brokerage commissions and fees	6,864	4,188	2,676	64%	19,935	16,235	3,700	23%
Mortgage banking, net	3,169	11,559	(8,390)	(73)%	19,360	38,121	(18,761)	(49)%
Capital markets, net	7,107	7,716	(609)	(8)%	19,642	22,059	(2,417)	(11)%
Bank and corporate owned life insurance	3,156	3,338	(182)	(5)%	16,250	14,371	1,879	13%
Asset gains (losses), net	(528)	767	(1,295)	(169)%	(1,244)	(86)	(1,158)	N/M
Investment securities gains (losses), net	75	3,115	(3,040)	(98)%	434	9,316	(8,882)	(95)%
Other	2,777	2,379	398	17%	9,523	8,519	1,004	12%
Total noninterest income	84,544	92,289	(7,745)	(8)%	332,680	352,883	(20,203)	(6)%
Noninterest expense
Personnel	104,824	107,491	(2,667)	(2)%	419,778	414,837	4,941	1%
Occupancy	13,497	13,690	(193)	(1)%	53,842	56,069	(2,227)	(4)%
Technology	17,878	14,413	3,465	24%	63,004	57,300	5,704	10%
Equipment	5,250	5,328	(78)	(1)%	21,201	21,489	(288)	(1)%
Business development and advertising	8,195	6,298	1,897	30%	28,946	26,351	2,595	10%
Legal and professional	6,384	5,184	1,200	23%	22,509	19,869	2,640	13%
Card issuance and loan costs	2,836	3,443	(607)	(18)%	11,760	13,641	(1,881)	(14)%
Foreclosure / OREO expense, net	1,285	677	608	90%	4,878	4,844	34	1%
FDIC assessment	7,500	9,250	(1,750)	(19)%	31,300	34,750	(3,450)	(10)%
Other intangible amortization	500	525	(25)	(5)%	1,959	2,093	(134)	(6)%
Other	13,550	12,616	934	7%	49,956	51,317	(1,361)	(3)%
Total noninterest expense	181,699	178,915	2,784	2%	709,133	702,560	6,573	1%
Income before income taxes	89,850	78,409	11,441	15%	338,767	287,596	51,171	18%
Income tax expense	39,840	23,576	16,264	69%	109,503	87,322	22,181	25%
Net income	50,010	54,833	(4,823)	(9)%	229,264	200,274	28,990	14%
Preferred stock dividends	2,339	2,348	(9)	—%	9,347	8,903	444	5%
Net income available to common equity	$47,671	$52,485	$(4,814)	(9)%	$219,917	$191,371	$28,546	15%
Earnings per common share
Basic	$0.31	$0.35	$(0.04)	(11)%	$1.45	$1.27	$0.18	14%
Diluted	$0.31	$0.34	$(0.03)	(9)%	$1.42	$1.26	$0.16	13%
Average common shares outstanding
Basic	150,563	149,253	1,310	1%	150,877	148,769	2,108	1%
Diluted	153,449	151,563	1,886	1%	153,647	149,961	3,686	2%
N/M = Not meaningful

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(In thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q17	3Q17	$ Change	% Change	2Q17	1Q17	4Q16	$ Change	% Change
Interest income
Interest and fees on loans	$194,133	$196,972	$(2,839)	(1)%	$184,246	$173,649	$169,473	$24,660	15%
Interest and dividends on investment securities
Taxable	25,614	24,162	1,452	6%	23,658	23,475	22,418	3,196	14%
Tax-exempt	8,437	8,268	169	2%	8,143	8,129	8,184	253	3%
Other interest	2,138	2,492	(354)	(14)%	1,553	1,536	1,380	758	55%
Total interest income	230,322	231,894	(1,572)	(1)%	217,600	206,789	201,455	28,867	14%
Interest expense
Interest on deposits	28,143	27,778	365	1%	21,180	16,924	13,773	14,370	104%
Interest on Federal funds purchased and securities sold under agreements to repurchase	420	768	(348)	(45)%	824	515	314	106	34%
Interest on other short-term funding	1,731	1,039	692	67%	1,827	1,080	458	1,273	278%
Interest on long-term funding	13,023	12,187	836	7%	9,950	7,996	6,875	6,148	89%
Total interest expense	43,317	41,772	1,545	4%	33,781	26,515	21,420	21,897	102%
Net Interest income	187,005	190,122	(3,117)	(2)%	183,819	180,274	180,035	6,970	4%
Provision for credit losses	—	5,000	(5,000)	(100)%	12,000	9,000	15,000	(15,000)	(100)%
Net interest income after provision for credit losses	187,005	185,122	1,883	1%	171,819	171,274	165,035	21,970	13%
Noninterest income
Insurance commissions and fees	19,186	19,815	(629)	(3)%	20,853	21,620	17,977	1,209	7%
Service charges and deposit account fees	15,773	16,268	(495)	(3)%	16,030	16,356	16,447	(674)	(4)%
Card-based and loan fees	13,840	12,619	1,221	10%	13,764	12,465	12,592	1,248	10%
Trust and asset management fees	13,125	12,785	340	3%	12,346	11,935	12,211	914	7%
Brokerage commissions and fees	6,864	4,392	2,472	56%	4,346	4,333	4,188	2,676	64%
Mortgage banking, net	3,169	6,585	(3,416)	(52)%	5,027	4,579	11,559	(8,390)	(73)%
Capital markets, net	7,107	4,610	2,497	54%	4,042	3,883	7,716	(609)	(8)%
Bank and corporate owned life insurance	3,156	6,580	(3,424)	(52)%	3,899	2,615	3,338	(182)	(5)%
Asset gains (losses), net	(528)	(16)	(512)	N/M	(466)	(234)	767	(1,295)	(169)%
Investment securities gains (losses), net	75	3	72	N/M	356	—	3,115	(3,040)	(98)%
Other	2,777	2,254	523	23%	2,213	2,279	2,379	398	17%
Total noninterest income	84,544	85,895	(1,351)	(2)%	82,410	79,831	92,289	(7,745)	(8)%
Noninterest expense
Personnel	104,824	105,852	(1,028)	(1)%	104,683	104,419	107,491	(2,667)	(2)%
Occupancy	13,497	12,294	1,203	10%	12,832	15,219	13,690	(193)	(1)%
Technology	17,878	15,233	2,645	17%	15,473	14,420	14,413	3,465	24%
Equipment	5,250	5,232	18	—%	5,234	5,485	5,328	(78)	(1)%
Business development and advertising	8,195	7,764	431	6%	7,152	5,835	6,298	1,897	30%
Legal and professional	6,384	6,248	136	2%	5,711	4,166	5,184	1,200	23%
Card issuance and loan costs	2,836	3,330	(494)	(15)%	2,974	2,620	3,443	(607)	(18)%
Foreclosure / OREO expense, net	1,285	906	379	42%	1,182	1,505	677	608	90%
FDIC assessment	7,500	7,800	(300)	(4)%	8,000	8,000	9,250	(1,750)	(19)%
Other intangible amortization	500	450	50	11%	496	513	525	(25)	(5)%
Other	13,550	12,318	1,232	10%	12,579	11,509	12,616	934	7%
Total noninterest expense	181,699	177,427	4,272	2%	176,316	173,691	178,915	2,784	2%
Income before income taxes	89,850	93,590	(3,740)	(4)%	77,913	77,414	78,409	11,441	15%
Income tax expense	39,840	28,589	11,251	39%	19,930	21,144	23,576	16,264	69%
Net income	50,010	65,001	(14,991)	(23)%	57,983	56,270	54,833	(4,823)	(9)%
Preferred stock dividends	2,339	2,339	—	—%	2,339	2,330	2,348	(9)	—%
Net income available to common equity	$47,671	$62,662	$(14,991)	(24)%	$55,644	$53,940	$52,485	$(4,814)	(9)%
Earnings per common share
Basic	$0.31	$0.41	$(0.10)	(24)%	$0.36	$0.36	$0.35	$(0.04)	(11)%
Diluted	$0.31	$0.41	$(0.10)	(24)%	$0.36	$0.35	$0.34	$(0.03)	(9)%
Average common shares outstanding
Basic	150,563	150,565	(2)	—%	151,573	150,815	149,253	1,310	1%
Diluted	153,449	152,968	481	—%	154,302	153,869	151,563	1,886	1%
N/M = Not meaningful

Associated Banc-Corp Selected Quarterly Information
(In millions, except share and per share, full time equivalent employee and branch count data)	YTD Dec 2017	YTD Dec 2016	4Q17	3Q17	2Q17	1Q17	4Q16
Per common share data
Dividends	$0.50	$0.45	$0.14	$0.12	$0.12	$0.12	$0.12
Market value:
High	26.50	25.15	26.10	25.70	25.50	26.50	25.15
Low	21.25	15.48	24.00	21.25	23.25	23.40	19.05
Close	25.40	24.70	25.40	24.25	25.20	24.40	24.70
Book value	20.13	19.27	20.13	19.98	19.70	19.42	19.27
Tangible book value / share	$13.65	$12.78	$13.65	$13.51	$13.29	$13.00	$12.78
Performance ratios (annualized)
Return on average assets	0.78%	0.70%	0.66%	0.86%	0.80%	0.79%	0.75%
Effective tax rate	32.32%	30.36%	44.34%	30.55%	25.58%	27.31%	30.07%
Dividend payout ratio (1)	34.48%	35.43%	45.16%	29.27%	33.33%	33.33%	34.29%
Net interest margin	2.82%	2.80%	2.79%	2.84%	2.83%	2.84%	2.80%
Selected trend information
Average full time equivalent employees	4,368	4,426	4,367	4,384	4,352	4,370	4,439
Branch count			213	214	214	215	217
Assets under management, at market value (2)			$10,555	$9,243	$8,997	$8,716	$8,302
Mortgage loans originated for sale during period	$715	$1,271	$249	$246	$119	$101	$287
Mortgage loan settlements during period	$820	$1,543	$268	$188	$167	$197	$396
Mortgage portfolio serviced for others			$7,647	$7,653	$7,768	$7,909	$7,975
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.76%	0.76%	0.76%	0.77%	0.77%
Shares outstanding, end of period			152,846	152,316	153,848	153,734	152,121
Selected quarterly ratios
Loans / deposits			91.22%	93.72%	96.14%	92.30%	91.62%
Stockholders’ equity / assets			10.62%	10.66%	10.72%	10.80%	10.61%
Risk-based capital (3) (4)
Total risk-weighted assets			$21,544	$21,657	$21,590	$21,129	$21,341
Common equity Tier 1			$2,172	$2,144	$2,130	$2,085	$2,033
Common equity Tier 1 capital ratio			10.08%	9.90%	9.87%	9.87%	9.52%
Tier 1 capital ratio			10.82%	10.64%	10.61%	10.62%	10.27%
Total capital ratio			13.22%	13.04%	13.01%	13.05%	12.68%
Tier 1 leverage ratio			8.02%	7.93%	8.09%	8.05%	7.83%

(1)	Ratio is based upon basic earnings per common share.

(2)	Excludes assets held in brokerage accounts.

(3)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(4)	December 31, 2017 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$276,551	$281,101	(2)%	$282,672	$278,335	$269,540	3%
Provision for loan losses	—	6,000	(100)%	11,000	10,000	18,000	(100)%
Charge offs	(14,289)	(14,727)	(3)%	(15,376)	(11,854)	(11,609)	23%
Recoveries	3,618	4,177	(13)%	2,805	6,191	2,404	50%
Net charge offs	(10,671)	(10,550)	1%	(12,571)	(5,663)	(9,205)	16%
Balance at end of period	$265,880	$276,551	(4)%	$281,101	$282,672	$278,335	(4)%
Allowance for unfunded commitments
Balance at beginning of period	$24,400	$25,400	(4)%	$24,400	$25,400	$28,400	(14)%
Provision for unfunded commitments	—	(1,000)	(100)%	1,000	(1,000)	(3,000)	(100)%
Balance at end of period	$24,400	$24,400	—%	$25,400	$24,400	$25,400	(4)%
Allowance for credit losses	$290,280	$300,951	(4)%	$306,501	$307,072	$303,735	(4)%
Provision for credit losses	$—	$5,000	(100)%	$12,000	$9,000	$15,000	(100)%
	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Net charge offs
Commercial and industrial	$(8,212)	$(9,442)	(13)%	$(11,046)	$(4,368)	$(6,566)	25%
Commercial real estate—owner occupied	(246)	13	N/M	43	19	(221)	11%
Commercial and business lending	(8,458)	(9,429)	(10)%	(11,003)	(4,349)	(6,787)	25%
Commercial real estate—investor	(164)	55	(398)%	(126)	(514)	5	N/M
Real estate construction	(365)	(150)	143%	(26)	11	(86)	324%
Commercial real estate lending	(529)	(95)	457%	(152)	(503)	(81)	553%
Total commercial	(8,987)	(9,524)	(6)%	(11,155)	(4,852)	(6,868)	31%
Residential mortgage	(966)	(26)	N/M	(564)	(128)	(1,048)	(8)%
Home equity	330	(87)	(479)%	54	173	(491)	(167)%
Other consumer	(1,048)	(913)	15%	(906)	(856)	(798)	31%
Total consumer	(1,684)	(1,026)	64%	(1,416)	(811)	(2,337)	(28)%
Total net charge offs	$(10,671)	$(10,550)	1%	$(12,571)	$(5,663)	$(9,205)	16%

(In basis points)	Dec 31, 2017	Sep 30, 2017		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net charge offs to average loans (annualized)
Commercial and industrial	(51)	(58)		(69)	(28)	(40)
Commercial real estate—owner occupied	(12)	1		2	1	(10)
Commercial and business lending	(47)	(51)		(60)	(24)	(36)
Commercial real estate—investor	(2)	1		(2)	(6)	N/M
Real estate construction	(10)	(4)		(1)	N/M	(3)
Commercial real estate lending	(4)	(1)		(1)	(4)	(1)
Total commercial	(30)	(31)		(36)	(16)	(22)
Residential mortgage	(5)	N/M		(3)	(1)	(7)
Home equity	15	(4)		2	8	(21)
Other consumer	(109)	(97)		(98)	(90)	(80)
Total consumer	(8)	(5)		(7)	(4)	(12)
Total net charge offs	(20)	(20)		(25)	(11)	(18)

(In thousands)	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$208,546	$210,517	(1)%	$231,888	$259,991	$275,303	(24)%
Other real estate owned (OREO)	12,608	8,483	49%	7,782	7,540	10,274	23%
Other nonperforming assets	7,418	7,418	—%	7,418	7,418	7,418	—%
Total nonperforming assets	$228,572	$226,418	1%	$247,088	$274,949	$292,995	(22)%

Loans 90 or more days past due and still accruing	$1,867	$1,611	16%	$1,535	$1,720	$1,613	16%
Allowance for loan losses to loans	1.28%	1.32%		1.35%	1.40%	1.39%
Allowance for loan losses to nonaccrual loans	127.49%	131.37%		121.22%	108.72%	101.10%
Nonaccrual loans to total loans	1.00%	1.01%		1.12%	1.29%	1.37%
Nonperforming assets to total loans plus OREO	1.10%	1.08%		1.19%	1.36%	1.46%
Nonperforming assets to total assets	0.75%	0.75%		0.83%	0.94%	1.01%
Year-to-date net charge offs to average loans (annualized)	0.19%	0.19%		0.18%	0.11%	0.33%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$112,786	$122,284	(8)%	$141,475	$164,891	$183,371	(38)%
Commercial real estate—owner occupied	22,740	15,598	46%	15,800	17,925	9,544	138%
Commercial and business lending	135,526	137,882	(2)%	157,275	182,816	192,915	(30)%
Commercial real estate—investor	4,729	3,543	33%	7,206	8,273	18,051	(74)%
Real estate construction	974	1,540	(37)%	1,717	1,247	844	15%
Commercial real estate lending	5,703	5,083	12%	8,923	9,520	18,895	(70)%
Total commercial	141,229	142,965	(1)%	166,198	192,336	211,810	(33)%
Residential mortgage	53,632	54,654	(2)%	51,975	54,183	50,236	7%
Home equity	13,514	12,639	7%	13,482	13,212	13,001	4%
Other consumer	171	259	(34)%	233	260	256	(33)%
Total consumer	67,317	67,552	—%	65,690	67,655	63,493	6%
Total nonaccrual loans	$208,546	$210,517	(1)%	$231,888	$259,991	$275,303	(24)%

	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$30,047	$32,572	(8)%	$31,540	$30,852	$31,884	(6)%
Commercial real estate—owner occupied	3,989	4,077	(2)%	4,145	5,532	5,490	(27)%
Commercial and business lending	34,036	36,649	(7)%	35,685	36,384	37,374	(9)%
Commercial real estate—investor	14,389	14,294	1%	14,628	14,563	15,289	(6)%
Real estate construction	310	316	(2)%	321	327	359	(14)%
Commercial real estate lending	14,699	14,610	1%	14,949	14,890	15,648	(6)%
Total commercial	48,735	51,259	(5)%	50,634	51,274	53,022	(8)%
Residential mortgage	17,068	16,859	1%	17,624	18,535	18,100	(6)%
Home equity	7,705	7,987	(4)%	7,985	8,209	7,756	(1)%
Other consumer	1,110	1,073	3%	1,082	1,041	979	13%
Total consumer	25,883	25,919	—%	26,691	27,785	26,835	(4)%
Total restructured loans (accruing)	$74,618	$77,178	(3)%	$77,325	$79,059	$79,857	(7)%
Restructured loans included in nonaccrual loans (not included with restructured loans (accruing))	$23,486	$33,520	(30)%	$51,715	$78,902	$29,385	(20)%
	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$271	$1,378	(80)%	$1,255	$1,675	$1,413	(81)%
Commercial real estate—owner occupied	48	1,522	(97)%	1,284	970	1,384	(97)%
Commercial and business lending	319	2,900	(89)%	2,539	2,645	2,797	(89)%
Commercial real estate—investor	374	1,109	(66)%	899	1,122	931	(60)%
Real estate construction	251	700	(64)%	135	431	369	(32)%
Commercial real estate lending	625	1,809	(65)%	1,034	1,553	1,300	(52)%
Total commercial	944	4,709	(80)%	3,573	4,198	4,097	(77)%
Residential mortgage	9,552	8,870	8%	9,165	7,243	8,142	17%
Home equity	6,825	7,191	(5)%	5,924	4,512	5,849	17%
Other consumer	2,007	1,686	19%	1,746	1,658	3,189	(37)%
Total consumer	18,384	17,747	4%	16,835	13,413	17,180	7%
Total accruing loans 30-89 days past due	$19,328	$22,456	(14)%	$20,408	$17,611	$21,277	(9)%

	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$113,778	$153,779	(26)%	$142,607	$218,930	$227,196	(50)%
Commercial real estate—owner occupied	41,997	57,468	(27)%	60,724	58,994	64,524	(35)%
Commercial and business lending	155,775	211,247	(26)%	203,331	277,924	291,720	(47)%
Commercial real estate—investor	19,291	46,770	(59)%	48,569	49,217	51,228	(62)%
Real estate construction	—	118	(100)%	8,901	10,141	2,465	(100)%
Commercial real estate lending	19,291	46,888	(59)%	57,470	59,358	53,693	(64)%
Total commercial	175,066	258,135	(32)%	260,801	337,282	345,413	(49)%
Residential mortgage	1,616	650	149%	1,576	2,155	5,615	(71)%
Home equity	195	124	57%	208	220	114	71%
Total consumer	1,811	774	134%	1,784	2,375	5,729	(68)%
Total potential problem loans	$176,877	$258,909	(32)%	$262,585	$339,657	$351,142	(50)%
N/M = Not meaningful

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,178,384	$68,440	3.79%	$7,318,594	$71,169	3.86%	$7,406,810	$61,501	3.30%
Commercial real estate lending	4,873,889	49,744	4.05%	4,973,436	50,396	4.02%	4,914,643	42,663	3.45%
Total commercial	12,052,273	118,184	3.89%	12,292,030	121,565	3.93%	12,321,453	104,164	3.36%
Residential mortgage	7,546,288	59,979	3.18%	7,339,827	59,828	3.26%	6,317,769	49,557	3.14%
Retail	1,265,055	16,853	5.31%	1,267,280	16,541	5.21%	1,337,848	16,679	4.98%
Total loans	20,863,616	195,016	3.72%	20,899,137	197,934	3.77%	19,977,070	170,400	3.40%
Investment securities
Taxable	4,986,279	25,614	2.05%	4,846,653	24,162	1.99%	4,963,633	22,418	1.81%
Tax-exempt (1)	1,206,078	12,909	4.28%	1,177,962	12,650	4.30%	1,140,175	12,523	4.39%
Other short-term investments	382,762	2,138	2.22%	536,043	2,492	1.85%	342,344	1,380	1.61%
Investments and other	6,575,119	40,661	2.47%	6,560,658	39,304	2.40%	6,446,152	36,321	2.25%
Total earning assets	27,438,735	$235,677	3.42%	27,459,795	$237,238	3.44%	26,423,222	$206,721	3.12%
Other assets, net	2,542,484			2,504,232			2,482,062
Total assets	$29,981,219			$29,964,027			$28,905,284
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,554,639	$209	0.05%	$1,545,884	$218	0.06%	$1,451,803	$198	0.05%
Interest-bearing demand	4,462,725	7,462	0.66%	4,347,550	6,831	0.62%	4,140,072	3,248	0.31%
Money market	8,743,614	14,274	0.65%	9,367,907	15,357	0.65%	9,296,364	7,269	0.31%
Time deposits	2,354,828	6,198	1.04%	2,187,986	5,372	0.97%	1,560,145	3,058	0.78%
Total interest-bearing deposits	17,115,806	28,143	0.65%	17,449,327	27,778	0.63%	16,448,384	13,773	0.33%
Federal funds purchased and securities sold under agreements to repurchase	279,817	420	0.60%	398,200	768	0.76%	549,738	314	0.23%
Other short-term funding	600,492	1,731	1.14%	416,124	1,039	0.99%	491,800	458	0.37%
Total short-term funding	880,309	2,151	0.97%	814,324	1,807	0.88%	1,041,538	772	0.29%
Long-term funding	3,332,140	13,023	1.55%	3,239,687	12,187	1.50%	2,761,695	6,875	0.99%
Total short and long-term funding	4,212,449	15,174	1.43%	4,054,011	13,994	1.37%	3,803,233	7,647	0.80%
Total interest-bearing liabilities	21,328,255	$43,317	0.81%	21,503,338	$41,772	0.77%	20,251,617	$21,420	0.42%
Noninterest-bearing demand deposits	5,133,977			4,992,118			5,294,078
Other liabilities	302,981			283,724			274,829
Stockholders’ equity	3,216,006			3,184,847			3,084,760
Total liabilities and stockholders’ equity	$29,981,219			$29,964,027			$28,905,284
Interest rate spread			2.61%			2.67%			2.70%
Net free funds			0.18%			0.17%			0.10%
Fully tax-equivalent net interest income and net interest margin		$192,360	2.79%		$195,466	2.84%		$185,301	2.80%
Fully tax-equivalent adjustment		5,355			5,344			5,266
Net interest income		$187,005			$190,122			$180,035

(1)
The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Years Ended December 31,
	2017			2016
(In thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,254,613	$265,796	3.66%	$7,395,524	$239,064	3.23%
Commercial real estate lending	4,952,605	192,838	3.89%	4,724,412	163,421	3.46%
Total commercial	12,207,218	458,634	3.76%	12,119,936	402,485	3.32%
Residential mortgage	7,105,486	229,210	3.23%	6,156,524	194,941	3.17%
Retail	1,279,679	64,892	5.07%	1,374,207	65,910	4.80%
Total loans	20,592,383	752,736	3.66%	19,650,667	663,336	3.38%
Investment securities
Taxable	4,861,597	96,909	1.99%	4,955,980	95,152	1.92%
Tax-exempt (1)	1,166,665	50,455	4.32%	1,092,583	49,036	4.49%
Other short-term investments	379,239	7,719	2.04%	327,431	4,829	1.48%
Investments and other	6,407,501	155,083	2.42%	6,375,994	149,017	2.34%
Total earning assets	26,999,884	$907,819	3.36%	26,026,661	$812,353	3.12%
Other assets, net	2,485,849			2,479,451
Total assets	$29,485,733			$28,506,112
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,527,161	$816	0.05%	$1,428,292	$860	0.06%
Interest-bearing demand	4,334,181	24,009	0.55%	3,790,185	10,361	0.27%
Money market	9,085,990	50,781	0.56%	9,127,940	26,978	0.30%
Time deposits	1,979,709	18,419	0.93%	1,553,069	12,136	0.78%
Total interest-bearing deposits	16,927,041	94,025	0.56%	15,899,486	50,335	0.32%
Federal funds purchased and securities sold under agreements to repurchase	415,086	2,527	0.61%	609,807	1,314	0.22%
Other short-term funding	634,729	5,677	0.89%	699,358	2,114	0.30%
Total short-term funding	1,049,815	8,204	0.78%	1,309,165	3,428	0.26%
Long-term funding	3,068,543	43,156	1.41%	2,913,751	30,532	1.05%
Total short and long-term funding	4,118,358	51,360	1.25%	4,222,916	33,960	0.80%
Total interest-bearing liabilities	21,045,399	$145,385	0.69%	20,122,402	$84,295	0.42%
Noninterest-bearing demand deposits	4,996,561			5,106,286
Other liabilities	271,139			254,462
Stockholders’ equity	3,172,634			3,022,962
Total liabilities and stockholders’ equity	$29,485,733			$28,506,112
Interest rate spread			2.67%			2.70%
Net free funds			0.15%			0.10%
Fully tax-equivalent net interest income and net interest margin		$762,434	2.82%		$728,058	2.80%
Fully tax-equivalent adjustment		21,214			20,785
Net interest income		$741,220			$707,273

(1)
The yield on tax exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Loan and Deposit Composition
(In thousands)	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Period end loan composition
Commercial and industrial	$6,399,693	$6,534,660	(2)%	$6,571,000	$6,300,646	$6,489,014	(1)%
Commercial real estate—owner occupied	802,209	827,064	(3)%	845,336	878,391	897,724	(11)%
Commercial and business lending	7,201,902	7,361,724	(2)%	7,416,336	7,179,037	7,386,738	(3)%
Commercial real estate—investor	3,315,254	3,345,536	(1)%	3,329,585	3,415,355	3,574,732	(7)%
Real estate construction	1,451,684	1,552,135	(6)%	1,651,805	1,553,205	1,432,497	1%
Commercial real estate lending	4,766,938	4,897,671	(3)%	4,981,390	4,968,560	5,007,229	(5)%
Total commercial	11,968,840	12,259,395	(2)%	12,397,726	12,147,597	12,393,967	(3)%
Residential mortgage	7,546,534	7,408,471	2%	7,115,457	6,715,282	6,332,327	19%
Home equity	883,804	890,130	(1)%	897,111	911,969	934,443	(5)%
Other consumer	385,813	373,464	3%	372,775	372,835	393,979	(2)%
Total consumer	8,816,151	8,672,065	2%	8,385,343	8,000,086	7,660,749	15%
Total loans	$20,784,991	$20,931,460	(1)%	$20,783,069	$20,147,683	$20,054,716	4%

	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Period end deposit and customer sweeps composition
Noninterest-bearing demand	$5,478,416	$5,177,734	6%	$5,038,162	$5,338,212	$5,392,208	2%
Savings	1,524,992	1,544,037	(1)%	1,552,820	1,530,155	1,431,494	7%
Interest-bearing demand	4,603,157	4,990,891	(8)%	3,858,739	4,736,236	4,687,656	(2)%
Money market	8,830,328	8,299,512	6%	9,228,129	8,608,523	8,770,963	1%
Brokered CDs	18,609	3,554	N/M	131,184	54,993	52,725	(65)%
Other time	2,330,460	2,317,723	1%	1,809,146	1,559,916	1,553,402	50%
Total deposits	22,785,962	22,333,451	2%	21,618,180	21,828,035	21,888,448	4%
Customer funding (1)	250,332	324,042	(23)%	360,131	448,502	401,885	(38)%
Total deposits and customer funding	$23,036,294	$22,657,493	2%	$21,978,311	$22,276,537	$22,290,333	3%
Network transaction deposits (2)	$2,520,968	$2,622,787	(4)%	$3,220,956	$3,417,380	$3,895,467	(35)%
Net deposits and customer funding (Total deposits and customer sweeps, excluding Brokered CDs and network transaction deposits)	$20,496,717	$20,031,152	2%	$18,626,171	$18,804,164	$18,342,141	12%

	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Quarter average loan composition
Commercial and industrial	$6,366,626	$6,487,378	(2)%	$6,449,250	$6,313,389	$6,514,974	(2)%
Commercial real estate—owner occupied	811,758	831,216	(2)%	872,273	886,092	891,836	(9)%
Commercial and business lending	7,178,384	7,318,594	(2)%	7,321,523	7,199,481	7,406,810	(3)%
Commercial real estate—investor	3,369,785	3,346,669	1%	3,359,817	3,502,769	3,546,559	(5)%
Real estate construction	1,504,104	1,626,767	(8)%	1,604,440	1,497,225	1,368,084	10%
Commercial real estate lending	4,873,889	4,973,436	(2)%	4,964,257	4,999,994	4,914,643	(1)%
Total commercial	12,052,273	12,292,030	(2)%	12,285,780	12,199,475	12,321,453	(2)%
Residential mortgage	7,546,288	7,339,827	3%	6,957,865	6,564,600	6,317,769	19%
Home equity	885,235	894,596	(1)%	906,208	923,896	942,620	(6)%
Other consumer	379,820	372,684	2%	372,137	384,754	395,228	(4)%
Total consumer	8,811,343	8,607,107	2%	8,236,210	7,873,250	7,655,617	15%
Total loans	$20,863,616	$20,899,137	—%	$20,521,990	$20,072,725	$19,977,070	4%

	Dec 31, 2017	Sep 30, 2017	Seql Qtr % Change	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Comp Qtr % Change
Quarter average deposit composition
Noninterest-bearing demand	$5,133,977	$4,992,118	3%	$4,892,271	$4,966,082	$5,294,078	(3)%
Savings	1,554,639	1,545,884	1%	1,541,129	1,465,811	1,451,803	7%
Interest-bearing demand	4,462,725	4,347,550	3%	4,272,620	4,251,357	4,140,072	8%
Money market	8,743,614	9,367,907	(7)%	9,064,874	9,169,141	9,296,364	(6)%
Time deposits	2,354,828	2,187,986	8%	1,752,255	1,613,331	1,560,145	51%
Total deposits	$22,249,783	$22,441,445	(1)%	$21,523,149	$21,465,722	$21,742,462	2%
N/M = Not meaningful

(1)	Includes repurchase agreements and commercial paper.
(2) Included above in interest-bearing demand and money market.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(In millions, except per share data)	YTD Dec 2017	YTD Dec 2016	4Q17	3Q17	2Q17	1Q17	4Q16
Tangible common equity reconciliation (1)
Common equity			$3,078	$3,044	$3,032	$2,985	$2,931
Goodwill and other intangible assets, net			(992)	(986)	(987)	(987)	(987)
Tangible common equity			$2,086	$2,058	$2,045	$1,998	$1,944
Tangible assets reconciliation (1)
Total assets			$30,484	$30,065	$29,769	$29,110	$29,139
Goodwill and other intangible assets, net			(992)	(986)	(987)	(987)	(987)
Tangible assets			$29,492	$29,079	$28,782	$28,123	$28,152
Average tangible common equity and average common equity tier 1 reconciliation (1)
Common equity	$3,013	$2,888	$3,056	$3,025	$3,005	$2,963	$2,925
Goodwill and other intangible assets, net	(988)	(988)	(992)	(986)	(987)	(987)	(988)
Tangible common equity	2,025	1,900	2,064	2,039	2,018	1,976	1,937
Less: Accumulated other comprehensive income / loss	54	8	62	49	50	54	28
Less: Deferred tax assets / deferred tax liabilities, net	30	32	29	32	32	32	33
Average common equity Tier 1	$2,109	$1,940	$2,155	$2,120	$2,100	$2,062	$1,998
Selected Trend Information (2)
Insurance commissions and fees			$19	$20	$21	$22	$18
Service charges and deposit account fees			16	16	16	16	16
Card-based and loan fees			14	13	14	13	13
Trust and asset management fees			13	13	12	12	12
Brokerage commissions and fees			7	4	4	4	4
Fee-based revenue			69	66	67	67	63
Other			16	20	15	13	29
Total noninterest income			$85	$86	$82	$80	$92
Selected equity and performance ratios (1) (3)
Tangible common equity / tangible assets			7.07%	7.08%	7.11%	7.10%	6.91%
Return on average equity	7.23%	6.63%	6.17%	8.10%	7.35%	7.31%	7.07%
Return on average tangible common equity	10.86%	10.07%	9.16%	12.20%	11.06%	11.07%	10.78%
Return on average common equity Tier 1	10.43%	9.86%	8.77%	11.73%	10.63%	10.61%	10.45%
Efficiency ratio reconciliation (4)
Federal Reserve efficiency ratio	65.97%	66.95%	66.93%	63.92%	66.69%	66.39%	65.35%
Fully tax-equivalent adjustment	(1.28)%	(1.29)%	(1.30)%	(1.21)%	(1.30)%	(1.30)%	(1.25)%
Other intangible amortization	(0.18)%	(0.20)%	(0.18)%	(0.16)%	(0.18)%	(0.20)%	(0.20)%
Fully tax-equivalent efficiency ratio	64.51%	65.46%	65.45%	62.55%	65.21%	64.89%	63.90%

Tax Cuts and Jobs Act related expenses(5)	4Q 2017	4Q 2017 per share data	FY 2017	FY 2017 per share data
GAAP earnings and EPS	$48	$0.31	$220	$1.42
Required partial write-off of deferred tax asset	12	0.08	12	0.08
Required acceleration of low income housing tax credit amortization	1	<0.01	1	<0.01
Previously disclosed compensation actions	1	<0.01	1	<0.01
Other accelerated write-offs	1	<0.01	1	<0.01
Total expenses related to the Tax Act	$15	$0.10	$15	$0.10
Earnings and EPS, excluding expenses related to the Tax Act	$63	$0.41	$235	$1.52

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)
These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. May not match the income statement due to rounding.

(3)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(4)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

(5)
Given the passage of the Tax Cuts and Jobs Act of 2017, the Company believes the above required and reported impacts of the Tax Cuts and Jobs Act of 2017 are generally of a non-recurring nature and notably impacted the fourth quarter 2017 results. Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share. Associated believes net income available to common equity, excluding expenses related to the Tax Act and earnings per common share, excluding expenses related to the Tax Act provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. All items are tax effected.